Exhibit 23.2.b

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-18139 and 333-108215 on Form S-3 of Kansas City Power & Light Company of our report dated March 9, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of new accounting principles), appearing in this Annual Report on Form 10-K/A of Kansas City Power & Light Company for the year ended December 31, 2003.

/s/Deloitte & Touche LLP

Kansas City, Missouri
April 13, 2004